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                                                                   EXHIBIT 10.16


                               ZAPME! CORPORATION

                              EMPLOYMENT AGREEMENT


      This Agreement is entered into and effective as of October 8, 2000 (the "Effective Date") by and between ZapMe! Corporation (the "Company"), and Lance Mortensen ("Executive").

      1.    DUTIES AND SCOPE OF EMPLOYMENT.

            (a) POSITIONS AND DUTIES. Executive will serve as Chief Executive Officer and President of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board").

            (b) OBLIGATIONS. During the term of this Agreement, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of this Agreement, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

      2.    COMPENSATION.

            (a) ANNUAL BASE SALARY. During the term of this Agreement, the Company will pay Executive as compensation for his services a base salary at the annualized rate of $275,000 (the "Base Salary"). The Base Salary shall be paid in accordance with the Company's normal payroll practices and shall be subject to annual review by the Board for any appropriate adjustment.

            (b) ANNUAL BONUS. During the term of this Agreement, Executive shall be eligible to earn an annual bonus of up to (100%) of Executive's Base Salary upon the meeting of specific performance objectives established for the Company on an annual or semi-annual basis. Such bonus shall be payable in accordance with the Company's normal payroll practice.

            (c) STOCK OPTIONS: Executive may be eligible to receive stock options in the Company, as determined by the Board. The terms and conditions governing eligibility for, entitlement to, and receipt of any options or other form of equity in the Company shall be governed by a ZapMe! Corporation 1998 Stock Plan Stock Option Agreement, to be executed by the parties hereto (each a "Stock Option Agreement").

      3. EMPLOYEE BENEFITS. During the term of this Agreement, Executive will be entitled to participate in such employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

      4. VACATION. Executive will be entitled to a paid vacation of four weeks per year in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.


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      5.    EXPENSES. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's travel and expense reimbursement policies as in effect from time to time.

      6.    EMPLOYMENT TERM; TERMINATION.

            (a) The Employment Term shall commence on the Effective Date of this Agreement and shall continue until terminated upon the earlier to occur of the following events: (i) the close of business on the third (3rd) anniversary of this Agreement or (ii) the death or disability (as defined herein) of the Executive, provided, however, that, on the third (3rd) anniversary of the date of this Agreement, and on every subsequent annual anniversary, and unless either party has given the other party written notice at least thirty (30) days prior to the such anniversary date, the term of this Agreement and the Employment Term shall be renewed for a term ending one (1) year subsequent to such date, unless sooner terminated as provided herein.

            (b) Notwithstanding the provisions of paragraph 6(a) above, the Executive may terminate the employment relationship at any time for any reason by giving the Company written notice at least sixty (60) days prior to the effective date of termination. Unless otherwise provided by Section 6(d), all compensation and benefits paid by the Company to the Executive shall cease upon his last day of employment.

            (c) If the Executive's employment is terminated for Cause, the Executive will not be entitled to and shall not receive any compensation or benefits of any type following the effective date of termination.

            (d) In the event Executive is terminated by the Company without Cause, or if Executive voluntarily terminates employment for Good Reason within twelve (12) months following a Change of Control, then:

                  (i) LAPSE OF REPURCHASE OPTION. The Company's repurchase option with respect to the ZapMe! Corporation Restricted Stock Purchase Agreement, dated September 13, 1999 (the "Restricted Stock Agreement"), or any new restricted shares that may have been granted shall lapse in full.

                  (ii) SEVERANCE PAYMENT. Executive shall be entitled to a cash payment in an amount equal to two hundred percent (200%) of the Executive's Base Salary and two hundred percent (200%) of the annual bonus, payable in accordance with the Company's normal payroll practices.

                  (iii) OPTION VESTING. Executive's options under any of the Company's stock or equity plans shall become one hundred percent (100%) vested and exercisable.

                  (iv) BENEFITS. Executive shall be entitled to continue his health insurance benefits at the same level of coverage as was provided to Executive immediately prior to the termination without Cause or the termination for Good Reason ("Health Care Coverage") by electing Federal COBRA continuation coverage, or similar coverage required under state law (collectively "COBRA"). Should the Executive elect COBRA, the Company shall pay one hundred percent


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(100%) of Executive's Health Care Coverage premiums under COBRA for eighteen
(18) months (for purposes of this subsection, "Premiums"). If such Health Care Coverage included the Executive's dependents immediately prior to the termination without Cause or the termination for Good Reason, the Company shall pay one hundred percent (100%) of such dependent's Premiums. If the Executive is eligible for further COBRA coverage (in excess of eighteen (18) months), Executive shall maintain such further coverage at his sole expense after the initial eighteen (18) month period has expired. The Company shall cease to pay the Premiums for the Executive and Executive's dependents if Executive and his dependents become covered under another employer's group health plan which provides Executive and his dependents with comparable benefits and levels of coverage and which does not contain any exclusion or limitation with respect to any pre-existing condition of the Executive or his dependents.

                  (v) TAX GROSS UP. In the event any payment to Executive pursuant to this Agreement constitutes an "excess parachute payment" under section 280(G) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall reimburse Executive for any excise tax payable under the Code as a result of any payment pursuant to this Agreement.

            (e) This Agreement will terminate immediately upon the Executive's death and the Company shall not have any further liability or obligation to the Employee, his executors, heirs, assigns or any other person claiming under or through his estate, except that Executive's estate shall receive any accrued but unpaid salary or bonuses.

      7.    DEFINITIONS.

            (a)   CAUSE. For purposes of this Agreement, "Cause" is defined as
(i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, or a crime involving moral turpitude (iii) Executive's gross misconduct, or (iv) Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Board which specifically sets forth the factual basis for the Board's belief that Executive has not substantially performed his duties and following a reasonable opportunity for Executive to cure any violation.

            (b) CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes, after the Effective Date, the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders or the Board of the Company; or (iii) the date on which the stockholders or the Board of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

            (c) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean the Executive voluntarily resigns within ninety (90) days after the occurrence of any of the following (i) without the Executive's express written consent, a material reduction of the duties, title, authority


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or responsibilities, relative to the Executive's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Executive of such reduced duties, title, authority or responsibilities; (ii) without the Executive's express written consent, a material reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a reduction by the Company in the Base Salary of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Executive was entitled immediately prior to such reduction with the result that the Executive's overall benefits package is materially reduced; (iv) the relocation of the Executive to a facility or a location more than sixty (60) miles from his residence at the time of the relocation, without the Executive's express written consent, (vi) or, the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 10.

            (d) DISABILITY. For purposes of this Agreement, "disabled" shall mean if Executive is considered totally disabled under any group disability plan maintained by the Company and in effect at that time, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute with regard to whether Executive is disabled, Executive shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and Executive, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

            (e) ANNUAL BONUS. For the purposes of Section 6(d)(ii), "annual bonus" means the greater of either (i) the annual bonus due and payable the year of termination; or (ii) the annual bonus paid the year prior to termination.

      8. COMPANY PROPERTY AND CONFIDENTIAL INFORMATION. All correspondence, records, documents, software, promotional materials, and other Company property, including all copies, which come into the Executive's possession by, through or in the course of his employment, regardless of the source and whether created by the Executive, are the sole and exclusive property of the Company, and immediately upon the termination of the Executive's employment, the Executive shall return to the Company all such property of the Company. Executive further agrees that as a condition of entering into this Agreement, Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement"), the terms of which are incorporated herein.

      9. ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.


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      10.   NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

            IF TO THE COMPANY:

            ZapMe! Corporation
            3000 Executive Parkway, Suite 150
            San Ramon, CA  94583

            ATTN: Legal Department

            IF TO EXECUTIVE:

            at the last residential address known by the Company.

      11. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

      12. INDEMNIFICATION. The Company shall indemnify and hold harmless the Executive for any liability incurred by reason of any act or omission performed by the Executive while acting in good faith on behalf of the Company and within the scope of the authority of the Executive pursuant to this Agreement and under the rules and policies of the Company, except that the Executive must have in good faith believed that such action was in the best interest of the Company and such course of action or inaction must not have constituted gross negligence, fraud, willful misconduct, or breach of a fiduciary duty.

      13. ARBITRATION. The Parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, or arising out of or relating to the employment of the Executive, or the termination thereof, including any statutory or common law claims under federal, state or local law, including all laws prohibiting discrimination in the workplace, shall be settled by binding arbitration to be held in Contra Costa County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

      The arbitrator(s) will apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any


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action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

      EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AND THE COMPANY AGREE TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF AND ANY OTHER DISPUTES REGARDING EXEUCTIVE'S EMPLOYMENT TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE PARTIES' RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYMENT RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

      14. INTEGRATION. This Agreement, the Restricted Stock Agreement, any Stock Option Agreement(s), and the Confidential Information Agreement represent the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

      15. TAX WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

      16. GOVERNING LAW. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of law provisions).

      17. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

      18.   MISCELLANEOUS.

            (a) No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

            (b) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.


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      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



COMPANY:


By: /s/ Robert Edwards
------------------------------------------------------
Name: Robert Edwards

Title: SVP, Administration and Chief Financial Officer



EXECUTIVE:

/s/ Lance Mortensen
------------------------------------------------------
Lance Mortensen








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